LIFEVANTAGE ANNOUNCES CHANGES IN ITS JAPAN OPERATIONS
SALT LAKE CITY, UT, June 16, 2014 (GLOBE NEWSWIRE) — LifeVantage Corporation (Nasdaq: LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, today announced that it has appointed Jeffery Bean as its new Managing Director in Japan. Mr. Bean brings 15 years of network marketing experience to LifeVantage, having worked in management positions for companies such as VISI, Stemtech International, LIV International, Synergy Worldwide and Neways, Inc. during his career. Mr. Bean will be based in the Company’s Tokyo office.
Douglas C. Robinson, the Company’s President and Chief Executive Officer said, “Our Japan market is very important to our overall business. We are excited to have Jeff join our team in Japan and we believe he will add a great amount of stability and value to our Japan market. Jeff brings a wealth of experience in the network marketing industry, particularly in Japan.”
In addition, the Company announced that it is working on a financial arrangement with two of its top distributor leaders in Japan who are no longer participating in the Company’s distributor activities. The Company believes this arrangement will promote greater unity among its other distributor leaders in Japan.
About LifeVantage Corporation
LifeVantage Corporation (LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, TrueScience™ Anti-Aging skin care regimen with enhanced Nrf2 technologies, and Canine Health, is a science-based network marketing company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, Utah.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “anticipates,” “look forward to,” “should” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding how appointing a new managing director in Japan will affect our business in Japan and whether we will reach a mutual agreement with our distributor leaders and whether such an agreement will indeed promote the expected unity in that market. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others the risk factors discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations
-or-
John Mills (310) 954-1105
Partner, ICR, INC